Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Lori Scherwin	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2713

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES FIRST QUARTER 2013 RESULTS AND

NARROWS ITS FISCAL 2013 GUIDANCE

NEW YORK, N.Y., May 2, 2013 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2013 and narrowed its fiscal 2013 earnings guidance. First quarter 2013 highlights include:

•	Global engagement as measured by paid weeks up 1.4% versus the prior year period

•	Internet revenues of $140.8 million, up 10.9% versus the prior year period, with Online paid weeks up 10.3% and end of period active Online subscribers up 6.2% versus the prior year period

•	Early progress with our cost savings program

•	Following the quarter end on April 2, 2013, successfully refinanced and extended the maturity of our long-term debt to take advantage of favorable market conditions

“As we previously indicated, the winter diet season proved to be challenging for recruitment across our businesses given a weak consumer backdrop and an intensely competitive environment. In response, we have made several adjustments to improve our position in the market with consumers, including new advertising campaigns. Further, we are gaining early traction with our cost savings program while continuing to work to innovate our core product offerings to better enable us to increasingly address the ever growing obesity epidemic,” commented David Kirchhoff, Chief Executive Officer of the Company.

Kirchhoff added, “We are narrowing our fiscal 2013 earnings guidance to incorporate our business trends to date, our current cost savings program and the effect of higher interest expense related to our recent debt refinancing. Our full year earnings guidance range is now between $3.60 and $3.90 per fully diluted share excluding a one-time charge associated with our refinancing which we will record in the second quarter.”

Q1 2013 Consolidated Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended			Three Months Ended
	March 30, 2013	March 31, 2012	% Change	March 30, 2013	March 31, 2012	% Change
Net Income / EPS	$48.8	$54.6	(10.7)%	$0.87	$0.74	17.7%

First quarter 2013 net income was $48.8 million versus $54.6 million in the prior year period. Earnings per fully diluted share (EPS) for Q1 2013 were $0.87 versus $0.74 in the prior year period.

EPS in Q1 2013 continued to benefit from the completion of the Company’s previously disclosed tender offer and related stock repurchase transaction that took place in March and April 2012, respectively. Foreign currency did not have a significant impact on EPS in Q1 2013.

Q1 2013 Global Results

(in millions except percentages)	Three Months Ended			% Change Adjusted for
	March 30, 2013	March 31, 2012	% Change	Constant Currency
Revenues	$486.9	$503.5	(3.3)%	(3.2)%

Operating Income	$103.1	$102.8	0.3%	1.0%

Total Paid Weeks	55.2	54.5	1.4%	N/A
Meeting Paid Weeks	24.3	26.5	(8.1)%	N/A
Online Paid Weeks	30.9	28.0	10.3%	N/A
Attendance	13.0	15.8	(17.4)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2013 revenues decreased 3.2% on a constant currency basis versus the prior year period, resulting from lower sales in the meetings business as the Company experienced weaker volumes globally, but most notably in North America and the UK. This decline was only partially offset from continued growth in the WeightWatchers.com business across all geographies.

Q1 2013 total paid weeks were up 1.4% as compared to the prior year period. Online paid weeks increased 10.3% versus the prior year period, while meeting paid weeks declined 8.1% versus the prior year period.

Q1 2013 operating income increased 1.0% on a constant currency basis versus the prior year period. The increase in operating income was driven by lower marketing expense, primarily in the United States, a combination of a strategic decision made by the Company in fiscal 2012 not to repeat a men’s campaign in the first quarter of fiscal 2013 and more efficient digital advertising.

Q1 2013 NACO Performance

(in millions except percentages)	Three Months Ended			% Change Adjusted for
	March 30, 2013	March 31, 2012	% Change	Constant Currency
Meeting Revenues	$208.7	$225.4	(7.4)%	(7.3)%
Meeting Paid Weeks	16.2	17.3	(6.5)%	N/A
Attendance	8.2	9.8	(15.9)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2013 meeting revenues for the North American meetings business (NACO) were down 7.3% on a constant currency basis versus the prior year period, as a result of lower enrollment volumes. Q1 2013 meeting paid weeks and attendance decreased 6.5% and 15.9%, respectively, versus the prior year period.

The Company completed three franchise acquisitions in the second half of fiscal 2012 (September through December 2012) as well as a fourth franchise acquisition in March 2013. Franchise acquisitions benefitted NACO revenue by approximately 1.0% in the first quarter of 2013.

Q1 2013 International Performance

(in millions except percentages)	Three Months Ended			% Change Adjusted for
	March 30, 2013	March 31, 2012	% Change	Constant Currency
International Meeting Revenues	$101.5	$114.2	(11.1)%	(10.8)%
UK Meeting Revenues	$35.6	$44.3	(19.7)%	(18.6)%
CE Meeting Revenues	$53.2	$54.0	(1.4)%	(1.9)%

International Meeting Paid Weeks	8.1	9.1	(11.3)%	N/A
UK Meeting Paid Weeks	3.9	4.7	(17.8)%	N/A
CE Meeting Paid Weeks	3.5	3.6	(1.0)%	N/A

International Attendance	4.8	5.9	(19.9)%	N/A
UK Attendance	2.3	3.1	(25.8)%	N/A
CE Attendance	2.1	2.3	(10.9)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2013 International meeting revenues were down 10.8% on a constant currency basis versus the prior year period, primarily driven by lower sales in the UK.

•

UK: First quarter 2013 UK meeting revenues decreased 18.6% on a constant currency basis versus the prior year period. The results in this market were negatively impacted by a difficult macroeconomic and competitive climate. Paid weeks declined 17.8% versus the prior year period.

•

CE: First quarter 2013 Continental Europe (CE) meeting revenues decreased 1.9% on a constant currency basis versus the prior year period, while paid weeks declined 1.0% versus the prior year period. Declines in volume trends in CE were driven by cycling against the successful launch of the new program and new advertising campaigns in the prior year period.

Q1 2013 WeightWatchers.com Performance

(in millions except percentages and as noted)	Three Months Ended			% Change Adjusted for
	March 30, 2013	March 31, 2012	% Change	Constant Currency
Internet Revenues	$140.8	$126.9	10.9%	10.9%
Online Paid Weeks	30.9	28.0	10.3%	N/A
End of Period Active Online Subscribers (in thousands)	2,545.7	2,398.1	6.2%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

The WeightWatchers.com business continued to deliver double-digit growth in the first quarter of fiscal 2013, with Internet revenues up 10.9% on a constant currency basis versus the prior year period. Internet revenues were up in all markets. Online paid weeks were up 10.3%, and end of period active Online subscribers were up 6.2%, versus Q1 2012. Sign-up performance in the US was weak, as the difficult macroeconomic environment and the heightened competitive backdrop reduced consumer trial of our program. Sign-up performance in International was strong.

Recent Developments

On April 2, 2013, after the end of first quarter of fiscal 2013, the Company completed the successful refinancing of its long-term debt, which represents a multi-year extension on the maturity dates from the Company’s previous term loan facilities and includes a new revolving credit facility with a maturity date of April 2018. The Company used the proceeds from its new term loans to pay off the outstanding borrowings under its previous term loans and revolving credit facilities.

Full Year Fiscal 2013 Earnings Guidance

The Company has narrowed its full year 2013 earnings guidance to a range of between $3.60 and $3.90 per fully diluted share, which includes the impact of approximately $0.15 related to higher interest expense from the Company’s recent debt refinancing. This earnings guidance range excludes an expected one-time charge to be taken in the second quarter related to the write-off of fees associated with the debt refinancing. The new earnings guidance range compares with the Company’s previously provided earnings guidance range of between $3.50 and $4.00 per fully diluted share.

First Quarter 2013 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, Chief Executive Officer of the Company, and Nicholas Hotchkin, Chief Financial Officer of the Company, will discuss first quarter 2013 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDAS) is presented in the attachments to this release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 40,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based provider of these products in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees and suppliers; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	March 30, 2013	December 29, 2012
ASSETS
Current assets	$273.8	$218.0
Property and equipment, net	82.0	71.8
Goodwill, franchise rights and other intangible assets, net	930.8	898.9
Deferred financing costs, other	28.1	29.9

TOTAL ASSETS	$1,314.7	$1,218.6

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$586.3	$447.9
Long-term debt	2,195.8	2,291.7
Deferred income taxes	137.1	129.4
Other	16.2	15.1

TOTAL LIABILITIES	2,935.4	2,884.1

Shareholders’ deficit	(1,620.7)	(1,665.5)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,314.7	$1,218.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 30, 2013	March 31, 2012
Meeting fees, net	$236.0	$252.5
Product sales and other, net	110.2	124.1
Internet revenues	140.8	126.9

Revenues, net	486.9	503.5

Cost of meetings, products and other	188.0	199.4
Cost of Internet revenues	18.8	15.7

Cost of revenues	206.8	215.2

Gross profit	280.2	288.4
Marketing expenses	118.9	130.3
Selling, general and administrative expenses	58.1	55.3

Operating income	103.1	102.8
Interest expense	22.6	13.2
Other expense (income), net	1.3	(0.5)
Early extinguishment of debt	—	1.3

Income before income taxes	79.3	88.8
Provision for income taxes	30.5	34.2

Net income	$48.8	$54.6

Earnings Per Share
Basic	$0.87	$0.74

Diluted	$0.87	$0.74

Weighted average common shares outstanding:
Basic	55.8	73.3

Diluted	56.2	74.2

Dividends declared per common share	$0.18	$0.18

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	March 30, 2013	March 31, 2012
Total Revenues (in $ millions)
Meeting Fees	236.0	252.5
In-Meeting Product Sales	74.2	87.1
Internet Revenues	140.8	126.9
All Other	36.0	37.0

Total Revenues	486.9	503.5

North America (in $ millions)
Meeting Fees	166.0	175.1
In-Meeting Product Sales	42.7	50.3

Total	208.7	225.4

International (in $ millions)
Meeting Fees	70.0	77.4
In-Meeting Product Sales	31.5	36.9

Total	101.5	114.2

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	16.2	17.3
UK Meeting Paid Weeks	3.9	4.7
CE Meeting Paid Weeks	3.5	3.6
Other Meeting Paid Weeks	0.7	0.8

Sub-total Meeting Paid Weeks	24.3	26.5
Online Paid Weeks	30.9	28.0

Total Paid Weeks	55.2	54.5

Attendance (in millions)
North America	8.2	9.8
UK	2.3	3.1
CE	2.1	2.3
Other	0.4	0.5

Total Attendance	13.0	15.8

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	2,545.7	2,398.1

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2013 Variance
	Q1 2013			Q1 2012	2013 vs 2012	2013 Constant Currency vs 2012
	GAAP	Currency Adjustment	Constant Currency	GAAP
Selected Financial Data
Consolidated Company Revenues	$486.9	$0.6	$487.6	$503.5	-3.3%	-3.2%
Consolidated Meeting Fees (1)	$236.0	$0.4	$236.4	$252.5	-6.5%	-6.4%
Consolidated In-Meeting Product Sales (2)	$74.2	$0.1	$74.3	$87.1	-14.8%	-14.7%

NACO
Meeting Fees (1)	$166.0	$0.1	$166.1	$175.1	-5.2%	-5.2%
In-Meeting Product Sales (2)	$42.7	$0.0	$42.8	$50.3	-15.0%	-14.9%
Meeting Revenues (3)	$208.7	$0.1	$208.8	$225.4	-7.4%	-7.3%
Total Revenues-Meetings Business (4)	$223.0	$0.1	$223.2	$238.7	-6.6%	-6.5%

International
Meeting Fees (1)	$70.0	$0.3	$70.3	$77.4	-9.5%	-9.1%
In-Meeting Product Sales (2)	$31.5	$0.1	$31.5	$36.9	-14.6%	-14.5%
Meeting Revenues (3)	$101.5	$0.4	$101.9	$114.2	-11.1%	-10.8%
Total Revenues-Meetings Business (4)	$116.0	$0.4	$116.5	$128.8	-9.9%	-9.6%

UK
Meeting Fees (1)	$23.6	$0.3	$23.9	$28.6	-17.6%	-16.4%
In-Meeting Product Sales (2)	$12.0	$0.1	$12.1	$15.7	-23.5%	-22.7%
Meeting Revenues (3)	$35.6	$0.5	$36.1	$44.3	-19.7%	-18.6%
Total Revenues-Meetings Business (4)	$40.4	$0.5	$40.9	$49.5	-18.4%	-17.4%

CE
Meeting Fees (1)	$36.7	$(0.2)	$36.5	$36.7	0.0%	-0.4%
In-Meeting Product Sales (2)	$16.5	$(0.1)	$16.4	$17.3	-4.5%	-5.0%
Meeting Revenues (3)	$53.2	$(0.2)	$52.9	$54.0	-1.4%	-1.9%
Total Revenues-Meetings Business (4)	$60.0	$(0.3)	$59.8	$60.9	-1.4%	-1.8%

Internet Revenues (5)	$140.8	$0.1	$140.8	$126.9	10.9%	10.9%

Other Revenues (6)	$36.0	$0.1	$36.0	$37.0	-2.7%	-2.5%

Gross Profit	$280.2	$0.4	$280.5	$288.4	-2.8%	-2.7%
Gross Margin	57.5%		57.5%	57.3%

Marketing Expenses	$118.9	$(0.4)	$118.5	$130.3	-8.8%	-9.1%

Selling, General and Administrative Expenses	$58.1	$0.1	$58.2	$55.3	5.1%	5.3%

Operating Income	$103.1	$0.7	$103.8	$102.8	0.3%	1.0%
Operating Income Margin	21.2%		21.3%	20.4%

Interest expense	$22.6	$—	$22.6	$13.2	71.3%	71.3%

Net Income	$48.8	$0.4	$49.2	$54.6	-10.7%	-9.9%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” are fees that members pay to attend weekly meetings.
(2)	“In-Meeting Product Sales” are sales of products to members in meetings.
(3)	“Meeting Revenues” equal “Meeting Fees” plus “In-Meeting Product Sales”.
(4)	“Total Revenues-Meetings Business” equal “Meetings Revenues” plus revenues from licensing, payments from franchisees, magazine subscriptions, third-party advertising in publications and By Mail.
(5)	“Internet Revenues” are revenues from Internet subscription products and from the sale of third-party Internet advertising.
(6)	“Other Revenues” are revenues from licensing, payments from franchisees, magazine subscriptions, third-party advertising in publications and By Mail.

Note: Amount in the “Other Revenues” category represents the total of “Other Revenues” for the consolidated Company. Portions of this amount are also included in “Total Revenues-Meetings Business” for the geographies listed above, therefore the detailed revenues shown will not sum to “Consolidated Company Revenues”.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT RATIO)

UNAUDITED

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Trailing Twelve Months
Net Debt to EBITDAS

Net Income	$77.5	$67.4	$58.0	$48.8	$251.6
Interest	23.8	23.2	30.4	22.6	99.9
Taxes	48.5	42.2	34.7	30.5	155.9
Depreciation and Amortization	9.0	9.1	10.0	10.5	38.5
Stock-based Compensation	1.6	2.3	2.9	2.0	8.9

EBITDAS	$160.3	$144.1	$136.0	$114.3	$554.7

Total Debt					$2,400.0
Add: Letters of Credit					1.2
Less: Cash					121.4

Net Debt					$2,279.8

Net Debt to EBITDAS					4.1	X

Note: Totals may not sum due to rounding.